EXHIBIT 99.3
                                                                    ------------



                               COMPILATION REPORT

To the Directors of Nexen Inc.:

We have read the accompanying unaudited pro forma consolidated balance sheet of Nexen Inc. (the "Company") as at September 30, 2004 and unaudited pro forma consolidated statements of income for the nine months then ended and for the year ended December 31, 2003 (collectively, the "pro forma financial information"), and have performed the following procedures:

1. Compared the figures in the columns captioned "Nexen Historical" to the unaudited consolidated financial statements of the Company as at September 30, 2004 and for the nine months then ended, and the audited consolidated financial statements of the Company for the year ended December 31, 2003, respectively, and found them to be in agreement.

2. Compared the figures in the columns captioned "EnCana UK Historical" to the unaudited consolidated financial statements of EnCana (UK) Limited as at September 30, 2004 and for the nine months then ended, and the audited consolidated financial statements of EnCana (UK) Limited for the year ended December 31, 2003, respectively, both presented in United Kingdom pounds sterling and translated to Canadian dollars using the exchange rates described in Note 1, and found them to be in agreement.

3. Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

     (a)   the basis for determination of the pro forma adjustments; and

     (b) whether the pro forma financial information complies as to form in all material respects with the regulatory requirements of the various securities commissions and similar regulatory authorities in Canada.

      The officials:

      (a) described to us the basis for determination of the pro forma adjustments; and

      (b) stated that the pro forma financial information complies as to form in all material respects with regulatory requirements of the various securities commissions and similar regulatory authorities in Canada.

4. Read the notes to the pro forma financial information, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5. Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Nexen Historical" and "EnCana UK Historical" as at September 30, 2004 and for the nine months then ended, and for the year ended December 31, 2003, and found the amounts in the columns captioned "Consolidated Pro Forma" to be arithmetically correct.

Pro forma financial information is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial information, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such information.


Calgary, Alberta                                (signed) "Deloitte & Touche LLP"
January 10, 2005                                           Chartered Accountants

          COMMENTS FOR UNITED STATES OF AMERICA READERS ON DIFFERENCES
             BETWEEN CANADIAN AND UNITED STATES REPORTING STANDARDS

The above compilation report, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. To report in conformity with the standards of the Public Company Accounting Oversight Board (United States) on the reasonableness of the pro forma adjustments and their application to the pro forma financial information would require an examination or review which would be substantially greater in scope than the review, as to compilation only, that we have conducted. Consequently, under the standards of the Public Company Accounting Oversight Board (United States), such compilation report would not be included.


Calgary, Alberta, Canada                        (signed) "Deloitte & Touche LLP"
January 10, 2005                                           Chartered Accountants

                                   NEXEN INC.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 2003,

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                       AND

                            AS AT SEPTEMBER 30, 2004

                                   (UNAUDITED)

NEXEN INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
Cdn$ millions, except per share and share amounts

                                                               NEXEN       ENCANA UK        PRO FORMA               CONSOLIDATED
                                                          HISTORICAL      HISTORICAL      ADJUSTMENTS      NOTES       PRO FORMA
---------------------------------------------------------------------------------------------------------------------------------
REVENUES
  Net Sales                                                    2,908             163               --                      3,071
  Marketing and Other                                            610              21                5       2(f)             636
                                                       -----------------------------------------------           ----------------
                                                               3,518             184                5                      3,707
                                                       -----------------------------------------------           ----------------

EXPENSES
  Operating                                                      751              23               --                        774
  Transportation and Other                                       461              24               --                        485
  General and Administrative                                     190               7               --                        197
  Depreciation, Depletion and Amortization                     1,017             102                1        2(b)          1,120
  Exploration                                                    200              --               37        2(c)            237
  Interest                                                       105              --              (32)       2(d)
                                                                                                    5        2(f)             78
                                                       -----------------------------------------------           ----------------
                                                               2,724             156               11                      2,891
                                                       -----------------------------------------------           ----------------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                            794              28               (6)                       816

PROVISION FOR INCOME TAXES                                       170               8               (3)      2(e)             175
                                                       -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS                            624              20               (3)                       641
  Dividends on Preferred Securities,
  Net of Income Taxes                                             40              --               --                         40
                                                       -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS
  ATTRIBUTABLE TO COMMON SHAREHOLDERS                            584              20               (3)                       601
                                                       ===============================================           ================

EARNINGS PER COMMON SHARE FROM
  CONTINUING OPERATIONS ($/share)
  Basic                                                         4.72                                                        4.85
                                                       =============                                             ================

  Diluted                                                       4.67                                                        4.80
                                                       =============                                             ================

WEIGHTED-AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (millions of shares)                      123.8                                                       123.8
                                                       -------------                                             ----------------

WEIGHTED-AVERAGE NUMBER OF DILUTED
  COMMON SHARES OUTSTANDING (millions of shares)               124.9                                                       124.9
                                                       -------------                                             ----------------

SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

NEXEN INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
Cdn$ millions, except per share and share amounts

                                                               NEXEN       ENCANA UK        PRO FORMA               CONSOLIDATED
                                                          HISTORICAL      HISTORICAL      ADJUSTMENTS      NOTES       PRO FORMA
---------------------------------------------------------------------------------------------------------------------------------
REVENUES
  Net Sales                                                    2,359             268               --                      2,627
  Marketing and Other                                            439              (7)              20       2(f)             452
                                                       -----------------------------------------------           ----------------
                                                               2,798             261               20                      3,079
                                                       -----------------------------------------------           ----------------

EXPENSES
  Operating                                                      596              35               --                        631
  Transportation and Other                                       389              39               --                        428
  General and Administrative                                     247               8               --                        255
  Depreciation, Depletion and Amortization                       541             125               16       2(b)             682
  Exploration                                                    108              --               28       2(c)             136
  Interest                                                       115              --              (22)      2(d)
                                                                                                   20       2(f)             113
                                                       -----------------------------------------------           ----------------
                                                               1,996             207               42                      2,245
                                                       -----------------------------------------------           ----------------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                            802              54              (22)                       834

PROVISION FOR INCOME TAXES                                       247              12              (10)      2(e)             249
                                                       -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS                            555              42              (12)                       585
  Dividends on Preferred Securities,
  Net of Income Taxes                                              2              --               --                          2
                                                       -----------------------------------------------           ----------------

NET INCOME FROM CONTINUING OPERATIONS
  ATTRIBUTABLE TO COMMON SHAREHOLDERS                            553              42              (12)                       583
                                                       ===============================================           ================

EARNINGS PER COMMON SHARE FROM
  CONTINUING OPERATIONS ($/share)
  Basic                                                         4.31                                                        4.54
                                                       =============                                             ================

  Diluted                                                       4.25                                                        4.48
                                                       =============                                             ================

WEIGHTED-AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (millions of shares)                      128.4                                                       128.4
                                                       -------------                                             ----------------

WEIGHTED-AVERAGE NUMBER OF DILUTED
  COMMON SHARES OUTSTANDING (millions of shares)               130.1                                                       130.1
                                                       -------------                                             ----------------

SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

NEXEN INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004
Cdn$ millions

                                                               NEXEN         ENCANA UK      PRO FORMA               CONSOLIDATED
                                                          HISTORICAL        HISTORICAL    ADJUSTMENTS      NOTES       PRO FORMA
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
 CURRENT ASSETS
  Cash and Cash Equivalents                                      866                59           (774)     2(a)
                                                                                                 (151)     3                  --
  Accounts Receivable                                          1,549               316             --                      1,865
  Inventories and Supplies                                       400                 7             --                        407
  Other                                                           42                --             --                         42
                                                       -----------------------------------------------           ----------------
    Total Current Assets                                       2,857               382           (925)                     2,314
                                                       -----------------------------------------------           ----------------

 PROPERTY, PLANT AND EQUIPMENT                                 4,950             1,020          2,643      2(a)            8,613
 GOODWILL                                                         36                --            382      2(a)              418
 FUTURE INCOME TAX ASSETS                                         88                --             --                         88
 DEFERRED CHARGES AND OTHER ASSETS                               192                 2             16      2(a)
                                                                                                  151      3                 361
                                                       -----------------------------------------------           ----------------

                                                               8,123             1,404          2,267                     11,794
                                                       ===============================================           ================
LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts Payable and Accrued Liabilities                     1,768               855           (488)     2(a)            2,135
  Accrued Interest Payable                                        37                --             --                        37
  Dividends Payable                                               13                --             --                        13
                                                       -----------------------------------------------           ----------------
    Total Current Liabilities                                  1,818               855           (488)                     2,185
                                                       -----------------------------------------------           ----------------

 LONG-TERM DEBT                                                2,438                --          2,026      2(a)            4,464
 FUTURE INCOME TAX LIABILITIES                                   752               123          1,022      2(a)            1,897
 ASSET RETIREMENT OBLIGATIONS                                    309                70             63      2(a)              442
 DEFERRED CREDITS AND LIABILITIES                                113                --             --                        113
 PREFERENCE SECURITIES                                            --               194           (194)     2(a)               --

 SHAREHOLDERS' EQUITY
  Preferred and Subordinated Securities                           33                --             --                         33
  Common Shares                                                  629                --             --                        629
  Retained Earnings                                            2,179               162           (162)     2(a)            2,179
  Cumulative Foreign Currency Translation
    Adjustment                                                  (148)               --             --                       (148)
                                                       -----------------------------------------------           ----------------
    Total Shareholders' Equity                                 2,693               162           (162)                     2,693
                                                       -----------------------------------------------           ----------------

                                                               8,123             1,404          2,267                     11,794
                                                       ===============================================           ================

SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Cdn$ millions except as noted

1.   BASIS OF PRESENTATION AND PRO FORMA ASSUMPTIONS

On October 29, 2004, a wholly-owned subsidiary of Nexen Inc. (Nexen, we or our) entered into an agreement with a wholly-owned subsidiary of EnCana Corporation (EnCana) to acquire EnCana (UK) Limited (EnCana UK) for cash consideration of US$2.1 billion, subject to certain adjustments. EnCana UK holds all of EnCana's offshore oil and gas assets in the North Sea. The acquisition closed on December 1, 2004.

At the same time, we secured a US$2.0 billion committed bridge-financing facility. Our cash on hand and existing committed credit facilities, along with the bridge-financing facility, are sufficient to fund the acquisition price and future development capital.

In connection with the acquisition, we purchased WTI put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options establish an annual average WTI floor price of US$43 per barrel in 2005 and US$38 per barrel in 2006.

The accompanying unaudited pro forma consolidated financial information (pro forma information) reflects our acquisition of EnCana UK using the purchase method of accounting and takes into account the bridge-financing facility and the purchase of the put options.

This pro forma information has been prepared from, and should be read in conjunction with, the following:

     o Nexen's audited consolidated financial statements for the year ended December 31, 2003;

     o Nexen's unaudited consolidated financial statements for the nine months ended September 30, 2004;

     o EnCana UK's audited consolidated financial statements of for the year ended December 31, 2003; and

     o EnCana UK's unaudited consolidated financial statements of for the nine months ended September 30, 2004.

The pro forma information has been prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP) and Nexen's accounting policies, as disclosed in Note 1 to the audited consolidated financial statements in our 2003 annual report on Form 10-K. The impact of significant differences between Canadian and US GAAP on the pro forma information is disclosed in Note 4.

In preparing the pro forma information, the UK GAAP consolidated financial statements of EnCana UK have been adjusted to Canadian GAAP and pro forma adjustments have been made to reflect Nexen's accounting policies and presentation. The EnCana UK financial statements have been translated from United Kingdom pounds sterling to Canadian dollars using the period-end exchange rate for the balance sheet and the period-average exchange rates for the statements of income, as follows:

                                           NINE MONTHS ENDED          YEAR ENDED
                                          SEPTEMBER 30, 2004   DECEMBER 31, 2003
  ------------------------------------------------------------------------------
  Period-end rate                                      2.288                 N/A
  Period-average rates                                 2.419               2.288
                                          --------------------------------------

The pro forma information is based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the proposed transactions in accordance with Canadian GAAP. The purchase price allocation is preliminary and is based on management's best estimate of the fair values of the assets acquired and liabilities assumed. The purchase price allocation will be completed once all final adjustments have been identified and the asset and liability valuations have been finalized.

This pro forma information is not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. The pro forma information does not include any cost savings or other synergies that may result from the transaction. Moreover, this pro forma information is not intended to be indicative of the results of operations or financial position which may be obtained in the future.

2.   ACQUISITION OF ENCANA UK

The following adjustments have been made as at September 30, 2004 to reflect the acquisition described in Note 1 as if the transaction occurred on September 30, 2004 for purposes of the pro forma consolidated balance sheet, and as if the transaction occurred on January 1, 2003 for purposes of the pro forma consolidated income statements for the year ended December 31, 2003 and the nine months ended September 30, 2004.

a. PRELIMINARY PURCHASE PRICE ALLOCATION - The total purchase price has been allocated to EnCana UK's assets and liabilities based on their estimated fair values. These fair values are based on management's estimates and are subject to change once the final valuations have been completed. The following table shows the allocation of the purchase price based on the estimated fair values of the assets and liabilities acquired:

                                                             SEPTEMBER 30, 2004
     ---------------------------------------------------------------------------
     Purchase Price:
         Cash paid                                                        2,774
         Estimated transaction costs                                         26
                                                             -------------------
                                                                          2,800
                                                             ===================

     Purchase price allocated as follows:
         Cash acquired                                                       59
         Accounts receivable                                                316
         Inventory                                                            7
         Property, plant and equipment                                    3,663
         Goodwill                                                           382
         Deferred charges and other assets                                   18
         Accounts payable and accrued liabilities(1)                       (367)
         Asset retirement obligations                                      (133)
         Future income tax liabilities                                   (1,145)
                                                             -------------------
           Total purchase price allocated(2)                              2,800
                                                             ===================

      Notes and Assumptions:

      1 EnCana UK's intercompany debt of $488 million and its preference securities with EnCana have been settled as part of the acquisition.

      2 EnCana UK's common shares and retained earnings have been eliminated in the purchase price allocation.

     The acquisition was financed with $774 million of cash, bridge financing of $1,896 million (US$1.5 billion) and draws of $130 million from committed credit facilities.

b. DEPRECIATION, DEPLETION AND AMORTIZATION (DD&A) - Pro forma DD&A has been adjusted to reflect the estimated fair value of the property, plant and equipment acquired, the accretion of asset retirement obligations acquired and to reflect successful efforts accounting for EnCana UK. As a result of these adjustments, pro forma DD&A was $1 million higher for the year ended December 31, 2003 and $16 million higher for the nine months ended September 30, 2004.

c. EXPLORATION EXPENSE - Pro forma exploration expense has been adjusted to reflect successful efforts accounting for EnCana UK. Unsuccessful exploration drilling costs, geological and geophysical costs and annual lease rentals previously capitalized have been expensed to earnings in the pro forma consolidated statements of income. Pro forma exploration expense was $37 million higher for the year ended December 31, 2003 and $28 million higher for the nine months ended September 30, 2004.

d. INTEREST EXPENSE - Pro forma interest expense has been adjusted to reflect interest on the US$1.5 billion bridge-financing facility and draws of $130 million on our committed credit facilities. Pro forma interest expense was $78 million higher for the year ended December 31, 2003 and $56 million higher for the nine months ended September 30, 2004 assuming an estimated 3.5% interest rate. Pro forma interest expense includes the amortization of estimated deferred financing fees. A 1/8% variance in interest rates would change interest expense by $3 million for the year ended December 31, 2003 and $2 million for the nine months ended September 30, 2004. Pro forma interest expense has been reduced to adjust for capitalized interest related to the development of the Buzzard field, EnCana UK's major development project. Capitalized interest was $110 million higher for the year ended December 31, 2003 and $78 million higher for the nine months ended September 30, 2004.

e. PROVISION FOR INCOME TAXES - Pro forma income tax provision has been adjusted to account for the tax effects of higher DD&A expense, higher exploration expense and lower interest expense. Pro forma income tax provision was $3 million lower for the year ended December 31, 2003 and $10 million lower for the nine months ended September 30, 2004.

f. RECLASSIFICATION - Certain amounts have been reclassified on the EnCana UK historical financial statements to conform to Nexen's presentation. Interest expense of $5 million for the year ended December 31, 2003 and $20 million for the nine months ended September 30, 2004 has been reclassified from marketing and other to interest expense.

g. CHANGE IN ACCOUNTING PRINCIPLES - On January 1, 2004, we retroactively adopted the Canadian Institute of Chartered Accountants standard S.3110, ASSET RETIREMENT OBLIGATIONS which requires recognition of a liability for the future retirement obligations associated with our property, plant and equipment. The retroactive adoption of this accounting principle did not change Nexen's DD&A for the year ended December 31, 2003.

3.   PURCHASE OF PUT OPTIONS

In connection with the acquisition, we purchased WTI put options which establish an annual average WTI floor price of US$43 per barrel in 2005 and US$38 per barrel in 2006. The cost of the put options reduced cash by $151 million and increased deferred charges and other assets, assuming the transaction occurred on September 30, 2004. These options will be recorded at mark to market values subsequent to the purchase date.


4. DIFFERENCES BETWEEN CANADIAN AND US GAAP

The unaudited pro forma consolidated financial information has been prepared in accordance with Canadian GAAP. The pro forma adjustments in Notes 2 and 3 would be the same under US GAAP. However, Nexen and EnCana UK have differences between US and Canadian GAAP, which are detailed in the consolidated financial statements of each company. A summary of the differences between US and Canadian GAAP are as follows:


a.   Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2004

                                                                      CANADIAN PRINCIPLES    U.S. PRINCIPLES(1)
     ----------------------------------------------------------------------------------------------------------
     Property, Plant and Equipment                                                  8,613                8,622
     Deferred Charges and Other Assets                                                361                  314
     Accounts Payable and Accrued Liabilities                                       2,135                2,161
     Long-Term Debt                                                                 4,464                4,451
     Deferred Income Tax Liabilities                                                1,897                1,859
     Deferred Credits and Liabilities                                                 113                  115
     Preferred and Subordinated Securities                                             33                   --
     Retained Earnings                                                              2,179                2,139
     Cumulative Foreign Currency Translation Adjustment                              (148)                  --
     Accumulated Other Comprehensive Income                                            --                  (90)
                                                                      -----------------------------------------

     Note:

     1 Nexen and EnCana UK's US-Canadian GAAP differences are described in their unaudited consolidated financial statements at September 30, 2004.

b.   Unaudited Pro Forma Consolidated Statements of Income

                                                                       NINE MONTHS ENDED            YEAR ENDED
                                                                      SEPTEMBER 30, 2004     DECEMBER 31, 2003
     ----------------------------------------------------------------------------------------------------------
     Pro Forma Net Income from Continuing Operations - Canadian GAAP                 585                   641
     Impact of US Principles, Net of Income Taxes
         Nexen (1)                                                                    (1)                 (149)
         EnCana UK (2)                                                                (1)                  (12)
                                                                      -----------------------------------------
     Pro Forma Net Income from Continuing Operations - US GAAP                       583                   480
                                                                      =========================================

     Pro Forma Net Income from Continuing Operations
        per Common Share - US GAAP
          Basic                                                                     4.54                  3.88
                                                                      =========================================
          Diluted                                                                   4.48                  3.84
                                                                      =========================================

     Notes:

     1 Nexen's US-Canadian GAAP differences are described in the unaudited consolidated financial statements for the nine months ended September 30, 2004 and the audited consolidated financial statements for the year ended December 31, 2003.

     2 EnCana UK's US-Canadian differences are described in the unaudited consolidated financial statements for the nine months ended September 30, 2004 and the audited consolidated financial statements for the year ended December 31, 2003.